Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ingram Micro Inc.’s Annual Report on Form 10-K for the year ended January 3, 2009.

/s/ PricewaterhouseCoopers LLP

Orange County, California
September 17, 2009